                                 EXHIBIT 99.01

   Rally's Warrant Agreement dated as of December 20, 1996, between Rally's,
                               Fidelity and CKE.































                               Page 6 of 26 Pages

           =========================================================




                            RALLY'S HAMBURGERS, INC.



                               WARRANT AGREEMENT




                                    BETWEEN



                           RALLY'S HAMBURGERS, INC.,


                       FIDELITY NATIONAL FINANCIAL, INC.

                                      AND


                             CKE RESTAURANTS, INC.





                         Dated as of December 20, 1996


            =======================================================




                               Page 7 of 26 Pages

                            RALLY'S HAMBURGERS, INC.

                               WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (the "Agreement"), dated as of December 20, 1996, is made and entered into by and between RALLY'S HAMBURGERS, INC., a Delaware corporation (the "Company"), FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("Fidelity") and CKE RESTAURANTS, INC., a Delaware corporation ("CKE").

         WHEREAS, the Company has requested that Fidelity and CKE provide services to the Company, and Fidelity and CKE are willing to do so;

         WHEREAS, in connection with the foregoing, the Company desires to issue to CKE common stock purchase warrants evidencing the right to purchase 750,000 shares of the Company's common stock, $.10 par value (the "Common Stock") (the "CKE Warrants"), and to issue to Fidelity common stock purchase warrants evidencing the right to purchase 750,000 shares of Common Stock (the "Fidelity Warrants") (the CKE Warrants and the Fidelity Warrants are collectively referred to herein as the "Warrants");

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties agree as follows:

         SECTION 1. GRANT OF WARRANTS. The Company hereby grants to CKE the CKE Warrants and hereby grants to Fidelity the Fidelity Warrants.

         SECTION 2.       WARRANTS AND FORM OF WARRANT CERTIFICATES.

                 (A) Each Warrant shall entitle the registered holder of the certificate representing such Warrant to purchase upon the exercise thereof, one share of Common Stock, subject to the adjustments provided for in
Section 10 hereof, commencing December 20, 1997 until 5:00 p.m, Eastern time, on December 20, 1999 ("Expiration Date").

                 (B) The Warrant certificates shall be in registered form only. The text of the Warrant certificate and the form of election to exercise a Warrant on the reverse side thereof shall be substantially in the form of Exhibit A attached hereto. Each Warrant certificate shall be dated as of the date of issuance thereof by the Company (whether upon initial issuance or upon transfer or exchange) and shall be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice President, under its corporate seal, affixed or in facsimile, and attested to by the manual or facsimile signature of its Secretary or an Assistant Secretary. In case any officer of the Company who shall have signed any Warrant certificate shall cease to be such officer of the Company prior to the issuance thereof, such Warrant certificate may nevertheless be issued and delivered with the same force and effect as though the person who signed the same had not ceased to be such officer of the Company. Any such Warrant certificate may be signed on behalf of the Company by persons who, at the actual date of execution of such Warrant certificate, are the proper officers of the Company, although at the nominal date of such Warrant certificate any such person shall not have been such officer of the Company.


                               Page 8 of 26 Pages

         SECTION 3. EXERCISE OF WARRANTS AND WARRANT PRICE. Subject to the provisions of this Agreement, each registered holder of one or more Warrant certificates shall have the right, which may be exercised as in such Warrant certificates expressed, to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of shares of Common Stock to which the Warrants represented by such certificates are at the time entitled hereunder.

         Each Warrant not exercised by its expiration date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on such date.

         A Warrant may be exercised by the surrender of the certificate representing such Warrant to the Company, with the subscription form set forth on the reverse thereof duly executed and properly endorsed with the signatures properly guaranteed, and upon payment in full to the Company of the Warrant Price (as hereinafter defined) for the number of shares of Common Stock as to which the Warrant is exercised. Such Warrant Price shall be paid in full in cash or by certified check or bank draft payable in United States currency to the order of the Company.

         The price per share of Common Stock at which the Warrants may be exercised (the "Warrant Price") shall be $4.375 (adjusted in accordance with Section 10 hereof, taking into account prior adjustments). At any time, or from time to time the Company may reduce the Warrant Price and/or extend the expiration date for such period or periods of time as it may determine. Notice of any such reduction in the Warrant Price or extension of the expiration date shall be promptly provided to the registered holder of the Warrants so affected.

         Subject to the further provisions of this Section 3 and of Section 6 hereof, upon such surrender of Warrant certificates and payment of the applicable Warrant Price as aforesaid, the Company shall issue and cause to be delivered, with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of securities so purchased upon the exercise of such Warrants, together with cash, as provided in Section 11 of this Agreement, in respect of any fraction of a share or security otherwise issuable upon such surrender. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable.

         Certificates representing such securities shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of the applicable Warrant Price, the transfer books for the Common Stock or other securities purchasable upon the exercise of such Warrants shall be closed, the certificates for the securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such securities. The rights of purchase represented by each Warrant certificate shall be exercisable, at the election of the


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                               Page 9 of 26 Pages
registered holders thereof, either as an entirety or from time to time for part of the number of securities specified therein and, in the event that any Warrant certificate is exercised in respect of less than all of the securities specified therein at any time prior to the expiration date of the Warrant certificate, a new Warrant certificate or certificates will be issued to such registered holder for the remaining number of securities specified in the Warrant certificate so surrendered.

         SECTION 4. REGISTRATION. The Company shall maintain books (the "Warrant Register") for the registration and the registration of transfer of the Warrants. Prior to due presentment for registration of transfer of any Warrant certificate, the Company may deem and treat the person in whose name such Warrant certificate shall be registered upon the Warrant Register (the "registered holder") as the absolute owner of such Warrant certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company), for the purpose of any exercise thereof, of any distribution or notice to the holder thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         SECTION 5. TRANSFER AND EXCHANGE OF WARRANTS. Subject to the provisions of Section 9, the Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of the certificate evidencing such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate representing an equal aggregate number of Warrants shall be issued to the transferee and the surrendered Warrant certificate shall be canceled by the Company.

         Warrant certificates may be surrendered to the Company, together with a written request for exchange, and thereupon the Company shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificate or certificates so surrendered, representing an equal aggregate number of Warrants.

         The Company shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant certificate for a fraction of a Warrant.

         No service charge shall be made for any exchange or registration of transfer of Warrant certificates.

         SECTION 6. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of the shares of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant certificate until the person requesting the same has paid to the


                                      -3-



                               Page 10 of 26 Pages

Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         SECTION 7. MUTILATED OR MISSING WARRANTS. In case any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate representing an equal aggregate number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and reasonable indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant certificates shall also comply with such other reasonable conditions and pay such reasonable charges as the Company may prescribe.

         SECTION 8. RESERVATION OF COMMON STOCK. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants then outstanding, and the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose.

         All Warrant certificates surrendered in the exercise of the rights thereby evidenced shall be canceled by the Company, and such canceled Warrant certificates shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. After the expiration date of the Warrants, no shares of Common Stock shall be subject to reservation in respect of such Warrants.

SECTION 9. REPRESENTATIONS AND WARRANTS OF CKE AND FIDELITY AND RESTRICTIONS ON TRANSFER

                 9.1 REPRESENTATIONS AND WARRANTIES BY CKE AND FIDELITY (COLLECTIVELY, THE "WARRANTHOLDERS"). CKE and Fidelity severally represent and warrant to the Company as follows:

                          (a)     The Warrants are being acquired for such
Warrantholder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                          (b)     Such Warrantholder understands that neither
the Warrants nor the Common Stock underlying them have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that the Company has no present intention of registering the Warrants or the Common Stock underlying them (collectively, the "Securities"), that the Securities must be held by the Warrantholder


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                               Page 11 of 26 Pages
indefinitely, and that the Warrantholder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

                          (c)     Such Warrantholder is an "Accredited
Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Warrantholder is able to bear the economic risk of the purchase of the Securities pursuant to the terms of this Agreement, including a complete loss of the Warrantholders' investment in the Securities.

                          (d)     Such Warrantholder has the full right, power
and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes the valid and binding obligations of the Warrantholder enforceable in accordance with their terms.

                          (e)     No consent, approval or authorization of or
designation, declaration or filing with any governmental authority on the part of such Warrantholder is required in connection with the valid execution and delivery of this Agreement.

                 9.2      RESTRICTIONS ON TRANSFER.

                          (a)     Each certificate representing the Securities
shall be endorsed with substantially the following legend:

                          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

The Company need not register a transfer of any Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legend are satisfied.

                          (b)     Any legend endorsed on a certificate pursuant
to subsection 9.2(a) and any stop transfer instructions shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities


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                               Page 12 of 26 Pages

Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Securities may be made without registration.

         SECTION 10. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES OF COMMON STOCK. The number and kind of securities purchasable upon the exercise of the Warrants and the applicable Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                 10.1 ADJUSTMENTS. The number of shares of Common Stock purchasable upon the exercise of each Warrant and the applicable Warrant Price shall be subject to adjustment as follows:

                 (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its Common Stock, other securities of the Company, the number of shares of Common Stock purchasable upon exercise of a Warrant immediately prior thereto shall be adjusted so that the holder of a Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 10.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                 (b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price (as defined in Section 11 hereof), the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of a Warrant by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights options, warrants or convertible securities are issued and shall become


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                               Page 13 of 26 Pages
         effective immediately and retroactive to the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

                 (c) In case the Company shall distribute to all or substantially all holders of its Common Stock, evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 10.1 (b) above), then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of such Warrant by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (as determined by the Board of Directors, which determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the registered holders) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

                 (d) No adjustment in the number of shares of Common Stock purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock then purchasable upon the exercise of the Warrants; provided, however that any adjustments which by reason of this subsection 10.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                 (e) Whenever the number of shares of Common Stock purchasable upon the exercise of a Warrant is adjusted as herein provided, the applicable Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by the fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

                 (f)      To the extent not covered by subsections 10.1 (b) or
         (c) hereof, in case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock at a price per share (determined, in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or


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                               Page 14 of 26 Pages
         receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise or conversion thereof, by (ii) the total number of shares covered by such rights, options, warrants or convertible securities) lower than the then Current Market Price in effect immediately prior to such sale or issuance, then the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the applicable Warrant Price and the denominator shall be that price calculated to the nearest cent determined by dividing (I) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the applicable Warrant Price, plus (B) the consideration received by the Company upon such sale or issuance, by (II) the total number of shares of Common Stock outstanding immediately after such sale or issuance. For the purpose of such adjustments, the Common Stock which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for or purchase shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the Common Stock covered thereby. In case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share" of Common Stock and the "consideration received by the Company" for purpose of the first sentence of this subsection 10.1(f), the Board of Directors shall determine the fair value of said property, and such determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the Warrantholder. In determining the "price per share" of Common Stock, any underwriting discounts or commissions shall not be deducted from the price received by the Company for sales of securities registered under the Securities Act.

                 (g) Whenever the number of shares of Common Stock purchasable upon the exercise of a Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to each registered holder of a Warrant by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of shares of Common Stock purchasable upon the exercise of a Warrant and the applicable Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                 (h) For the purpose of this Section 10, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive


                                      -8-



                               Page 15 of 26 Pages
         changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 10, a registered holder shall become entitled to purchase any securities of the Company other than Common Stock, (i) if the registered holder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of a Warrant and the applicable Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 10.

                 (i) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of shares of Common Stock purchasable upon exercise of a Warrant and the applicable Warrant Price, to the extent a Warrant has not then been exercised shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such privileges, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the applicable Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

         10.2    NO ADJUSTMENT FOR DIVIDENDS.  Except as provided in Section
10.1 hereof, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of a Warrant or upon the exercise of a Warrant.

         10.3 NO ADJUSTMENT IN CERTAIN CASES. No adjustments shall be made pursuant to Section 10 hereof in connection with the issuance of the Warrants (or the underlying shares of Common Stock). No adjustments shall be made pursuant to Section 10 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares of Common Stock on the exercise thereof under the Company's 1990 Stock Option Plan and 1995 Stock Option Plan for Non-Employee Directors.

         10.4 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property,


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                               Page 16 of 26 Pages
assets or business of the Company as an entirety or substantially as an entirety, the registered holders of the Warrants shall have the right thereafter, upon payment of the Warrant Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action.
In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase shares of Common Stock under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrants which entitle the holders thereof to purchase upon their exercise the kind and amount of shares and other securities and property which they would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 10.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10 hereof. The provisions of this subsection 10.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         10.5 PAR VALUE OF SHARES OF COMMON STOCK. Before taking any action which would cause an adjustment reducing the applicable Warrant Price below the then par value of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted applicable Warrant Price.

         10.6 INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 10 and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this
Section 10.

         10.7 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the applicable Warrant Price or the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

         10.8 NO RIGHTS AS SHAREHOLDER; NOTICES TO HOLDERS OF WARRANTS. If, at any time prior to the expiration of a Warrant and prior to its exercise, any one or more of the following events shall occur: (a) any action which would require an adjustment pursuant to subsection 10.1 or 10.4 hereof, or (b) a dissolution, liquidation or winding up of the

                               Page 17 of 26 Pages

Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed:

then the Company shall give notice in writing of such event to the registered holders of the Warrants, as provided in Section 14 hereof, at least 20 days prior (and pursuant to the provisions of subsection 10.1(e) with respect to adjustments pursuant to subsection 10.1(f) and 10.1(i)) to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

         Section 11. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 11, be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the NASDAQ National Market System nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the NASDAQ National Market System or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in the NASDAQ National Market System or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by NASDAQ, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NASDAQ National Market System or on the national securities exchange on which the Common Stock is then listed.

         SECTION 12. RIGHTS AS WARRANTHOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof, as such, any of the rights of shareholders of the Company, including without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors or the Company or any other matter. Anything herein to the contrary notwithstanding, the Company shall cause copies of all financial statements and reports, proxy statements and other documents as it shall send to its shareholders to be sent by the same class mail as sent to its shareholders, postage prepaid, on

                               Page 18 of 26 Pages
the date of the mailing to such shareholders, to each registered holder of Warrants at his address appearing on the Warrant Register as of the record date for the determination of the shareholders entitled to such documents.

         SECTION 13. NOTICES. All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be sufficiently given or made when delivered or three business days after deposit in the U.S. mail, by first class mail, postage prepaid, addressed as follows:

                 (a) if to the Company, to (until another address is provided to the registered holders of the Warrants):

                          Rally's Hamburgers, Inc.
                          10002 Shelbyville Road, Suite 150
                          Louisville, Kentucky 40223
                          Attention: President

                 (b) if to the registered holder of a Warrant, to the address of such holder as shown in the Warrant Register.

         SECTION 14. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants, or which shall not adversely affect the interests of the holders of Warrants (including reducing the Warrant Price or extending the redemption or expiration date).

         SECTION 15. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the registered holders of the Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 16. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 17. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrants.

                               Page 19 of 26 Pages

         SECTION 18. COUNTERPARTS. This Agreement may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 19. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                            RALLY'S HAMBURGERS, INC.

                                            By:
                                                 ------------------------------
                                            Its:
                                                 ------------------------------


                                            CKE RESTAURANTS, INC.

                                            By:
                                                 ------------------------------
                                            Its:
                                                 ------------------------------

                                            FIDELITY NATIONAL FINANCIAL, INC.

                                            By:
                                                 ------------------------------
                                            Its:
                                                 ------------------------------

                               Page 20 of 26 Pages

WARRANT CERTIFICATE NO. 1                                     750,000 WARRANTS



                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                   VOID AFTER 5:00 P.M., NEW YORK CITY TIME,
                              ON DECEMBER 20, 1999

                            RALLY'S HAMBURGERS, INC.

                          INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

         This certifies that, for value received, Fidelity National Financial, Inc., the registered holder hereof or assigns (the "Holder"), is entitled to purchase from Rally's Hamburgers, Inc., a Delaware corporation (the "Company"), commencing December 20, 1997 until 5:00 p.m., New York City Time, on December 20, 1999, at the purchase price per share of $4.375 (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of Shares purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price per Share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company, 10002 Shelbyville Road, Suite 150, Louisville, Kentucky 40223. Payment of such price shall be made at the option of the Holder in cash or by certified check or bank draft payable to the Company, all as provided in the Warrant Agreement.

         The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 1,500,000 Shares of Common Stock of the Company and are issued under and in accordance with a Warrant Agreement dated as of December 20, 1996, between the Company, CKE Restaurants, Inc., and Fidelity National Financial, Inc. and are subject to the terms and provisions contained in such Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company.

         Upon any partial exercise of the Warrants evidenced hereby, there shall be issued to the Holder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby have not been exercised. This Warrant certificate may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed (with a signature guarantee) either separately or in combination with one or more other Warrants or

                               Page 21 of 26 Pages
one or more new Warrants to purchase the same aggregate number of Shares as were evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Warrants evidenced hereby are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

         The Holder hereof may be treated by the Company and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes.

         This Warrant certificate does not entitle the Holder hereof to any of the rights of a stockholder of the Company.

Dated: December 20, 1996                     RALLY'S HAMBURGERS, INC.


                                             By:
                                                 ------------------------------

                                                 ------------------------------

ATTEST:

------------------------------

------------------------------

                               Page 22 of 26 Pages

WARRANT CERTIFICATE NO. 2                                     750,000 WARRANTS



                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                   VOID AFTER 5:00 P.M., NEW YORK CITY TIME,
                              ON DECEMBER 20, 1999

                            RALLY'S HAMBURGERS, INC.

                          INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

       This certifies that, for value received, CKE Restaurants, Inc., the registered holder hereof or assigns (the "Holder"), is entitled to purchase from Rally's Hamburgers, Inc., a Delaware corporation (the "Company"), commencing December 20, 1997 until 5:00 p.m., New York City Time, on December 20, 1999, at the purchase price per share of $4.375 (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of Shares purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price per Share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

       The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company, 10002 Shelbyville Road, Suite 150, Louisville, Kentucky 40223. Payment of such price shall be made at the option of the Holder in cash or by certified check or bank draft payable to the Company, all as provided in the Warrant Agreement.

       The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 1,500,000 Shares of Common Stock of the Company and are issued under and in accordance with a Warrant Agreement dated as of December 20, 1996, between the Company, CKE Restaurants, Inc., and Fidelity National Financial, Inc. and are subject to the terms and provisions contained in such Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company.

       Upon any partial exercise of the Warrants evidenced hereby, there shall be issued to the Holder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby have not been exercised. This Warrant certificate may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed (with a signature guarantee) either separately or in combination with one or more other Warrants or one or

                               Page 23 of 26 Pages
more new Warrants to purchase the same aggregate number of Shares as were evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Warrants evidenced hereby are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

       The Holder hereof may be treated by the Company and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes.

       This Warrant certificate does not entitle the Holder hereof to any of the rights of a stockholder of the Company.

Dated: December 20, 1996                     RALLY'S HAMBURGERS, INC.


                                             By:
                                                 ------------------------------

                                                 ------------------------------
ATTEST:

------------------------------

------------------------------

                               Page 24 of 26 Pages

                     [Reverse side of Warrant Certificate]

                            RALLY'S HAMBURGERS, INC.

                                 PURCHASE FORM

                                Mailing Address:

                 Rally's Hamburger, Inc.
                 10002 Shelbyville Road
                 Suite 150
                 Louisville, Kentucky  40223

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for and to purchase thereunder, _________ Shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:
                                                        -----------------------

-------------------------------------------------------------------------------
(Please Print or Type Name, Address and Social Security number)

and if said number of Shares shall not be all the Shares purchasable hereunder that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

Dated:
       ---------------------------

Name of Holder or Assignee:

----------------------------------
       (Please Print)

Address:
          ---------------------------------------------------------------------

-------------------------------------------------------------------------------

Signature:
           --------------------------------------------------------------------
           Note: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:

-------------------------------------------------------------------------------
(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                               Page 25 of 26 Pages

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the right to purchase ________ Shares represented by the within Warrant Certificate unto, and requests that a Certificate for such warrant be issued in the name of

-----------------------------------------------------------------------------
(Name and Address of Assignee Must Be Printed or Typewritten)

-----------------------------------------------------------------------------

hereby irrevocably constituting and appointing ____________________ as Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises and, if said number of Shares shall not be all of the Shares purchasable under the within Warrant certificate, that a new Warrant certificate for the balance of such Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder and delivered to such Holder's address as then set forth on the Company's books.

Dated:
       -------------------------------



                                        ---------------------------------------
                                        Signature of Registered Holder

                                        Note: The signature on this assignment
                                        must correspond with the name
                                        as it appears upon the face
                                        of the within Warrant
                                        certificate in every
                                        particular, without
                                        alteration or enlargement or
                                        any change whatever.

Signature Guaranteed:


------------------------------
(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                               Page 26 of 26 Pages